UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2007

Storm Cat Energy Corporation

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 24, 2007, Storm Cat Energy Corporation (“Storm Cat”) entered into a second amendment (the “Second Combined Amendment”) to (a) the Credit Agreement (the “U.S. Credit Agreement”), between Storm Cat, Storm Cat Energy (USA) Corporation (“Storm Cat (USA)”), a wholly owned subsidiary of Storm Cat, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and the Lenders party thereto and (b) the Credit Agreement (the “Canadian Credit Agreement” and together with the U.S. Credit Agreement, the “Combined Credit Agreements”), between Storm Cat, JPMorgan Chase Bank, N.A., Toronto Branch as Canadian Administrative Agent, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and the Lenders party thereto.  Storm Cat entered into the Second Combined Amendment to, among other things, set the borrowing base at $35,000,000.  The Second Combined Amendment provides for a redetermination of this borrowing base on March 30, 2008, at which time the borrowing base will be determined as a percentage of the discounted present value of Storm Cat’s oil and natural gas reserves. Thereafter, the Second Combined Amendment provides for a semi-annual evaluation of the borrowing base.

Each loan under the Combined Credit Agreements bears interest at a base rate or a Eurodollar rate, as requested by Storm Cat, plus an applicable percentage based on Storm Cat’s usage of the facility. The applicable margin above the base rate pursuant to the Second Combined Amendment ranges from 0% to 2.50% and the applicable margin above the Eurodollar rate ranges from 1.25% to 4.00%, in each case depending on Storm Cat’s usage under the credit line as determined from time to time.

The Second Combined Amendment contains customary representations and warranties (including those relating to absence of defaults, authority and enforceability and approvals).  The Second Combined Amendment also modified the existing financial covenants relating to Storm Cat’s Total Senior Debt to consolidated EBITDA (calculated quarterly at the end of each fiscal quarter, with such quarter EBITDA to be annualized by multiplying by four (4)) as of the end of any fiscal quarter.  Pursuant to the Second Combined Amendment Storm Cat will not permit its ratio of Total Senior Debt to consolidated EBITDA to be greater than (a) 4.00 to 1.00 for the fiscal quarters ending March 31, 2007 and June 30, 2007, (b) 3.00 to 1.00 for the fiscal quarter ending September 30, 2007 and for each fiscal quarter thereafter.  The foregoing is qualified in its entirety by reference to the Second Combined Amendment, a conformed copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1

Second Amendment to Combined Credit Agreements, dated as of May 24, 2007, by and among Storm Cat Energy Corporation, Storm Cat Energy (USA) Corporation, JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., Toronto Branch and the Lenders thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: May 31, 2007	By:	/s/ Paul Wiesner
Name: Paul Wiesner
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

Second Amendment to Combined Credit Agreements, dated as of May 24, 2007, by and among Storm Cat Energy Corporation, Storm Cat Energy (USA) Corporation, JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., Toronto Branch and the Lenders thereto